CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the inclusion in this Registration Statement on Form S-1 of my report dated December 19, 2009 relating to the financial statements of TIA IV, Inc. for the fiscal years ended September 30, 2009 and 2008 which appear in the Prospectus, which is part of the Registration Statement. I also consent to the reference to me under the heading of "Experts" in such Prospectus.

2/11/2010

Traci J. Anderson, CPA